CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 5, 1996 appearing on page F-2 of Westwood One, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.

PRICE WATERHOUSE LLP

Century City, CA
March 29, 1996

                                        EXHIBIT 23 - 4